               EXHIBIT 10 - FORM OF EQUITY SPLIT DOLLAR AGREEMENT
               --------------------------------------------------

Exhibit 10 - Form of Equity Split Dollar Agreement
--------------------------------------------------

                          EQUITY SPLIT DOLLAR AGREEMENT

         AGREEMENT made the ___th day of _________, 200__, by and between First Washington State Bank, having a place of business at P.O. Box 500, Route 130 & Main Street, Windsor, NJ 08561, (hereinafter called "the Corporation") and ________________ residing at ______________________ (hereinafter called the
"Director").

                               W I T N E S S E T H
                               -------------------

         WHEREAS, the Director is and has served the Corporation for ____ years and has performed valuable services;

         WHEREAS, in recognition of the past and future valued services of _____________, the Corporation wishes to enter into a Split Dollar Plan to provide life insurance protection for the benefit of the Director;

         WHEREAS, the Director wants to insure (his) (her) life for the benefit and protection of (his) (her) family under a policy to be issued by Guardian Life Insurance Company of America (hereafter called "Guardian"); and

         WHEREAS, the Director will be the owner of the policy of insurance on
(his) (her) life acquired pursuant to the plans of this Agreement, and the policy will be assigned to the Corporation as security for the repayment of the amount which the Corporation will contribute toward payment of the premiums due on the policy;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed between the parties hereto as follows:

                                    ARTICLE 1
                                    ---------

         Application for Insurance. The Director has applied and has been approved with Guardian for a life insurance policy on (his) (her) life in the face amount of $__________. The policy number, face amount and plan of insurance has been recorded on the Schedule A attached hereto and the policy shall then be subject to the terms of this Agreement.

                                    ARTICLE 2
                                    ---------

         Ownership of Insurance. The Director will be the owner of the policy on
(his) (her) life acquired pursuant to the terms of this Agreement and (he) (she) may exercise all of the rights of ownership with respect to the policy except as otherwise hereinafter provided.

                                    ARTICLE 3
                                    ---------

         Election of Dividend Option. Dividends Applied to Buy Additional Paid Up Insurance -Option D. All dividends declared by Guardian on the policy on the Director's life acquired pursuant to the terms of this Agreement shall be applied to purchase additional paid up insurance on the life of the Director.

                                    ARTICLE 4
                                    ---------

         Payment of Premium on Policy. On or before the due date, the Corporation will pay to Guardian the full amount of each gross annual premium on the policy on the Director's life acquired pursuant to the terms of this Agreement.

                                    ARTICLE 5
                                    ---------

         A. Corporation's Interest in the Policy -Equity Split Dollar. The Corporation's Interest in the policy is any and all amount heretofore and hereinafter advanced by the Corporation for the payment of the policy's premiums or portion of the premiums less any loans, surrenders or withdrawals taken by the Corporation from the policy.

         It is expressly agreed that only the following specific rights are included in the Collateral Assignment of the policy which may be exercised solely by the Corporation:

         1. The right to obtain one or more loans in advance at any time from the Insurer or from other persons and to pledge or assign the policy as security for such loans or advances, but only up to the amount of the Corporation's Interest in the policy less the amount of any part or advances theretofore obtained by the Corporation upon the security of the policy and any proceeds from surrender of paid up additions on the policy received by the Corporation.

         2. The right to obtain, upon surrender of the policy by the Director, an amount of the cash surrender proceeds up to the amount of the Director's interest in the policy less the amount of any loans or advances theretofore obtained by the Corporation upon the security of the Policy and any proceeds from surrender of paid up additions on the policy received by the Corporation.

         3. The right to collect the net proceeds of the policy when it becomes a claim by death or maturity up to the amount of the Corporation's interest less the amount of any loans or advances theretofore obtained by the Corporation upon the security of the policy and any proceeds from surrender of paid- up additions on the policy received by the Corporation.

         B. Director's Obligation to Repay Corporation for Advances. In the event that this agreement is terminated pursuant to Article 9 and/or the Director surrenders the policy while the cash value is insufficient to return premiums advances by the Director to the Corporation reduced by any loans, surrenders or withdrawals to the Corporation under the policy, the Director shall remain liable for the difference. In the event that such payment is not made in full to the Corporation, the Corporation may elect to treat any unpaid amount as compensation to the Director or if the Director no longer is employed by the Corporation than as termination compensation to the Director, such amount being tax deductible to the Corporation and treated as taxable income to the Director.

         C. Director's Treatment of Cash Surrender Value in Excess of Corporation Advances-IRS Notice 2001-10 Treatment. The parties hereby elect to treat this arrangement as a non-loan characterization of the arrangement wherein the parties agree to account for economic benefits received by the Director in accordance with Rev. Rul. 64-328, Rev. Rut. 66-110 and IRA Notice 2001- 10.

                                    ARTICLE 6
                                    ---------

         Assignment or Termination of Policy.

         A. Director will collaterally assign the policy on (his) (her) life, acquired pursuant to the terms of this Agreement, to the Corporation's security for the repayment of the Corporation's interest in the life insurance policy in accordance with Article 5 of this Agreement. This collateral assignment will not be altered or changed without the consent of the Corporation.

         B. While this Agreement is in force and in effect, the Director will neither sell, surrender nor otherwise terminate the policy on (his) (her) life, acquired pursuant to the terms of this Agreement without the Corporation's consent.

                                    ARTICLE 7
                                    ---------

         Additional Policy Benefits and Riders. The Director may add a rider to the policy on (his) (her) life, acquired pursuant to the terms of this Agreement, for (his) (her) own benefit. Upon written request by the Corporation, the Director may add a rider to the policy for the benefit of the Corporation. Any additional premium for any rider that is added to the policy shall be paid by the party that will be entitled to receive the benefits of the rider.

                                    ARTICLE 8
                                    ---------

         Death Claims.

         A. Upon the Director's death, the Corporation shall be entitled to receive a portion of the death benefits provided under the policy on the Director's life pursuant to the term of this Agreement. The Corporation shall be entitled to receive an amount equal to its interest in the policy in accordance with Article 5 of this Agreement, less the amount of any indebtedness against the policy and any interest due on such indebtedness. The receipt of this amount by the Corporation shall constitute satisfaction of the Director's obligation under Section 5 of this Agreement.

         B. Upon the Director's death, the beneficiary or beneficiaries named by the Director shall be entitled to receive the amount of the death benefits provided under the policy on the life of the Director in excess of the amount payable to the Corporation under paragraph A of this Article.

                                    ARTICLE 9
                                    ---------

         Termination of Agreement. This Agreement shall terminate on the occurrence of any of the following events:

         a) Cessation of the Corporate business;

         b) 30 Days written notice given by either party to the other;

         c) Termination of the employment relationship;

         d) Bankruptcy, receivership or dissolution of the Corporation;

         e) Repayment in full by the Director of the Corporation's interest in the policy in accordance with Article 5 of this Agreement, provided that upon the receipt of such repayment the Corporation shall release the collateral assignment of the policy made by the Director pursuant to Article 6 of this Agreement.

                                   ARTICLE 10
                                   ----------

         Disposition of Policy on Termination of Agreement. If this Agreement is terminated under paragraph (a), (b), (c) or (d) of Article 9 of this Agreement, the Director shall have thirty days in which to pay the Corporation the amount of its interest in the policy, pursuant to the terms of this Agreement. Upon receipt of this amount which the Corporation shall release the collateral assignment of the policy. If the Director does not repay the amount of the Corporation's interest within this thirty-day period, the Corporation may enforce any rights that it has under the collateral assignment of the policy

                                   ARTICLE 11
                                   ----------

         Claim Procedure and Administration. The Corporation is hereby assigned as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement.

         (a) Claim -A person who believes that (he) (she) is being denied a benefit to which (he) (she) is entitled under this Agreement (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Corporation, setting for (his) (her) claim. The request must be addressed to the President of the Corporation at its then principal place of business.

         (b) Claim Decision -Upon receipt of a claim, the Corporation shall advise the Claimant that a report will be forthcoming within ninety (90) days and shall, in fact deliver the reply within such period. The Corporation may, however, extend the reply period for an additional thirty (30) days for reasonable cause.

                  If the claim is denied in whole or in part, the Corporation shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

                           (1) the specific reason or reasons for such denial;

                           (2) the specific reference to pertinent provisions of
                               this Agreement on which such denial is based;

                           (3) a description of any additional material or
                               information necessary for the Claimant to perfect
                               (his) (her) claim and an explanation why such material or such information is necessary;

                           (4) appropriate information as to the steps to be
                               taken if the Claimant wishes to submit the claim for review; and

                           (5) the time limits for requesting a review under
                               subsection (C) ad for review under subsection ( d) hereof.

         (c) Request for Review -Within sixty (60) days after the receipt by the Claimant of the written option described above, the Claimant may request in writing that the Secretary to the Corporation review the determination of the Corporation. Such request must be addressed to the Secretary of the Corporation, at its then principal place of business. The Claimant or (his) (her) authorized representative need but need not, review the pertinent documents and submit their comments in writing for consideration by the Corporation. If the Claimant does not request a review of the Corporation's determination by the Secretary of the Corporation within such sixty (60) day period, (he) (she) shall be barred and stopped from challenging the Corporation's determination.

         (d) Review of Decision. Within sixty (60) days after the Secretary's receipt of a request for review, (he) (she) will review the Corporation's determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances required that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

                                   ARTICLE 12
                                   ----------

         Amendment of Agreement. This Agreement shall not be modified or amended except in writing signed by the Corporation and the Director. This Agreement shall be binding upon the heirs, administrators and executors and the successors and assigns of each party to this Agreement.

                                   ARTICLE 13
                                   ----------

Insurance Company Not Party To This Agreement.                Guardian:

         (a) shall not be deemed to be a party to this Agreement for any purpose nor in any way responsible for its validity;

         (b) shall not be obligated to inquire as to the distribution of any monies payable or paid by it under the policy on the life of the Employee acquired pursuant to the terms of this Agreement;

         (c) shall be fully discharged from any and all liability under the terms of any policy issued by it, which is subject to the terms of this agreement, upon payment or other performance of its obligations in accordance with the terms of such policy.

                                   ARTICLE 14
                                   ----------

         State Law.        Agreement shall be subject to and shall be construed
under the laws of the State of New Jersey.

IN WITNESS WHEREOF, the parties hereby have executed this Agreement at Windsor, New Jersey.



_________________                                    ___________________________
Director                                             Corporation